Exhibit 10.35
ILLUMINA, INC.
2005 STOCK AND INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT FOR NON-EMPLOYEE DIRECTORS
          This RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”) made as of this ___ day of ______, 20___, between Illumina, Inc., a Delaware corporation (the “Company”), and ______ (a member of the Company’s Board of Directors who is not an employee of the Company, the “Participant”), is made pursuant to the terms of the Company’s 2005 Stock and Incentive Plan (the “Plan).
          Section 1. Definitions. Capitalized terms used herein but not defined shall have the meanings set forth in the Plan.
          Section 2. Restricted Stock Unit Award. The Company hereby confirms the grant to the Participant of an award (the “Award”) of restricted Stock Units (the “RSUs”). The RSUs are notional, non-voting units of measurement based on the Fair Market Value of the Common Stock, which will entitle the Participant to receive a payment, subject to the terms of the Plan and this Agreement, in Common Stock within thirty (30) days following the applicable Vesting Date (as defined below).
          The number of RSUs subject to this Award and the effective date of such grant are as follows:
          Number of
               RSUs Granted:    __________________
          Date of Grant:          __________________
          Section 3. Vesting Requirements. The Award of RSUs will vest, if not previously forfeited, on the earlier to occur of (i) the one-year anniversary of the date of grant and (ii) the date immediately preceding the date of the Annual Meeting of the Company’s stockholders for the year following the year of grant (the “Vesting Date”).
          Section 4. Termination of Service. In the event of the Participant’s termination of service as a member of the Board of Directors of the Company for any reason, any unvested portion of any Award shall be immediately forfeited and automatically canceled without further action of the Company. No Shares shall be issued or issuable with respect to any portion of the Award that terminates unvested and is forfeited.

          Section 5. Payment of RSUs.
          (a) General. Subject to the provisions of Section 5(c) hereof, payment in respect of the RSUs hereunder shall be made in Common Stock within thirty (30) days following the Vesting Date. The number of Shares to be distributed in respect of the RSUs will be determined in accordance with the terms of this Agreement and the Plan.
          (b) Tax Obligations. The Participant shall be solely responsible for any and all federal, state and local taxes due with respect to the Award and any payment hereunder.
          (c) Stock Sale Arrangement. Because the vesting of RSUs creates tax obligations on the part of Participants and the Company has no authority to withhold otherwise deliverable shares from, or to make tax payments on behalf of, members of the Company’s Board of Directors who are not employees of the Company, the Company is hereby offering to the Participant the opportunity at the time of executing this Agreement to elect to sell to the Company, on the Vesting Date, a whole number of RSUs equal as nearly as possible to [40%] of the RSUs covered by the Award, at a price per RSU equal to the Fair Market Value of a share of the Common Stock on the Vesting Date. If the Participant elects to participate in this stock sale arrangement, the Company will remit promptly to the Participant the aggregate purchase price for the RSUs so purchased at the address specified by the Participant at the end of this Agreement and will pay the balance of the RSUs in the manner provided in Section 5(a) of this Agreement.
          Please indicate whether or not you wish to participate in this stock sale arrangement by checking the appropriate box at the end of this Agreement.
          Section 6. Restrictions on Transfer. Except as provided in Section 5(c) hereof, no portion of the Award may be sold, assigned, transferred, encumbered, hypothecated or pledged in any way by the Participant, other than to the Company as a result of forfeiture of the Award as provided herein, unless and until the payment of the RSUs in accordance with Section 5(a) hereof.
          Section 7. Limitation of Rights. The Participant shall not have any privileges of a shareholder of the Company with respect to the Common Stock payable hereunder, including without limitation any right to vote such Common Stock or to receive dividends or other distributions in respect thereof, until the date of the issuance to the Participant of a share certificate evidencing such Common Stock.
          Section 8. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.
          Section 9. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Participant and the successors of the Company.
          Section 10. Entire Agreement. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant.

          By your signature and the signature of the Company’s representative below, you and the Company agree that this Award is granted under and governed by the terms and conditions of the Plan and this Agreement. Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Compensation Committee of the Board of Directors of the Company upon any questions relating to the Plan and this Agreement. Participant further agrees to notify the head of the Company’s Human Resources Department in writing upon any change in the residence address indicated below.

PARTICIPANT:	ILLUMINA, INC.

By

Signature
Title
Print Name

Residence Address
Participant’s Election Regarding Stock Sale Arrangement:
☐	I DO NOT wish to participate in the stock sale arrangement described in Section 5(c) above.

☐	I DO wish to participate in the stock sale arrangement described in Section 5(c) above.